UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2006

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-523-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 9, 2006, Heritage Bankshares, Inc. (the “Company”) and John O. Guthrie entered into an Employment Agreement that memorializes the terms under which Mr. Guthrie serves as Chief Financial Officer of the Company (the “Employment Agreement”). (As previously reported on a current report on Form 8-K filed February 15, 2005, the Company appointed Mr. Guthrie as its Chief Financial Officer on February 14, 2005.) The Employment Agreement (i) has an initial term that began on May 1, 2005 and ends on April 30, 2007; (ii) provides for an initial annual salary of $120,000, which is subject to at least annual review and has been increased to $123,600 as of January 1, 2006; and (iii) provides in certain events for severance payments by the Company to Mr. Guthrie if his employment is terminated, including severance payments upon the termination of his employment in connection with a change of control of the Company.

The Employment Agreement was included as Exhibit 10.9 to the Company’s annual report on Form 10-KSB for the year ended December 31, 2004, filed on June 9, 2006. The foregoing description is summary in nature and does not purport to be complete; please refer to the full Employment Agreement filed with such Form 10-KSB for complete terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: June 15, 2006

/s/ Michael S. Ives
Michael S. Ives
President & Chief Executive Officer